As filed with the Securities and Exchange Commission on March 6, 1998
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                FRED MEYER, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

              Delaware                                          91-1826443
    (State or other jurisdiction                              (IRS Employer
    of incorporation or organization)                       Identification No.)

    3800 SE 22nd Avenue
    Portland, Oregon                                              97202
    (Address of Principal                                       (Zip Code)
    Executive Offices)

                                ---------------

                Quality Food Centers, Inc. 1997 Stock Option Plan
           Quality Food Centers, Inc. 1987 Incentive Stock Option Plan Quality Food Centers, Inc. 1993 Executive Stock Option Plan
                              (Full title of plans)

                                ---------------

                                 Roger A. Cooke
                              Senior Vice President
                          General Counsel and Secretary
                                Fred Meyer, Inc.
                               3800 SE 22nd Avenue
                             Portland, Oregon 97202
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 232-8844

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
                                                Proposed         Proposed
                                                Maximum          Maximum          Amount
                           Amount               Offering         Aggregate        of Regis-
Title of Securities        to Be                Price Per        Offering         tration
to Be Registered           Registered(1)        Share(1)         Price(1)         Fee
-------------------        -------------        ---------        ---------        ---------
Common Stock               3,838,903 Shares     $16.29043948     $62,537,417      $18,449
-------------------------------------------------------------------------------------------

(1)  This Registration Statement registers the following shares:

     Name of Plan                                               Number of Shares
     ------------                                               ----------------
     Quality Food Centers, Inc. 1997 Stock Option
     Plan                                                            847,115

     Quality Food Centers, Inc. 1987 Incentive
     Stock Option Plan                                               966,762

     Quality Food Centers, Inc. 1993 Executive
     Stock Option Plan                                             2,025,026

     TOTAL                                                         3,838,903

     The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The estimated offering prices for the shares to be issued under the Quality Food Centers, Inc. plans were calculated based on the exercise prices of outstanding options granted under such plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. The latest Annual Reports on Form 10-K, as amended, of the Registrant, Quality Food Centers, Inc. ("QFC") and Food 4 Less Holdings, Inc. ("Food 4 Less"), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Reports on Form 10-K referred to in (1) above.

     3.   The definitive Joint Proxy and Consent Solicitation
          Statement/Prospectus of the Registrant, QFC and Food 4 Less dated January 27, 1998; and

     4. The description of the Common Stock contained in the Registrant's registration statement under section 12 of the 1934 Act including any amendment or report updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14, and 15(d) of the 1934 Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        --------------------------

     The information contained under the caption "Description of Holdings Capital Stock" in the Registrant's Joint Proxy Statement/Prospectus dated August 6, 1997, which is part of the Registration Statement on Form S-4 (File No. 333-32927) and was filed by the Registrant with the Commission, attached as
Exhibit 99 to the Registration Statement (the "Joint Proxy Statement/Prospectus Excerpt") is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article VII.A of the Registrant's Certificate of Incorporation (the "Certificate") and Article V of the Registrant's Bylaws (the "Bylaws") provide for indemnification to the fullest extent permitted by Section 145.

     As authorized by Section 102 of the Delaware GCL, the Registrant has included in the Certificate a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breaches of a director's fiduciary duty to the Registrant. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit.

     The Registrant has a directors and officers liability insurance policy that, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise.

     The Agreement and Plan of Merger (the "QFC Merger Agreement") dated November 6, 1997, as amended on January 20, 1998, between Quality Food Centers, Inc., a Washington corporation ("QFC"), and the Registrant, provides that the Bylaws of QFC (the "QFC Bylaws") after the effective time (the "QFC Merger Effective Time") of the merger between a subsidiary of the Registrant and QFC (the "QFC Merger") shall contain provisions no less favorable with respect to indemnification and exculpation from liability than are set forth in the Articles of Incorporation of QFC (the "QFC Charter") and QFC Bylaws on the date of the QFC Merger Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the QFC Merger Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the QFC Merger Effective Time were directors, officers, employees or agents of QFC. Without limiting the generality of the foregoing, in the event any person entitled to indemnification under such provisions becomes involved in any claim, action, proceeding or investigation after the QFC Merger Effective Time, QFC shall periodically advance to such person his or her reasonable legal and other reasonably incurred expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such person providing an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled thereto.

     For six years from the QFC Merger Effective Time, the Registrant shall maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by QFC's directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring on or prior to the QFC Merger Effective Time, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of the QFC Merger Agreement (the "QFC Current Premium"). If such premiums for such insurance would at any time exceed 150% of the QFC Current Premium, then the Registrant shall cause to be maintained policies of insurance which in the Registrant's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of the QFC Current Premium.

     The Bylaws (the "Food 4 Less Bylaws") of Food 4 Less Holdings, Inc., a Delaware corporation ("Food 4 Less"), after the effective time (the "Food 4 Less Merger Effective Time") of the merger between a subsidiary of the Registrant and Food 4 Less (the "Food 4 Less Merger") shall contain provisions no less favorable with respect to indemnification and exculpation from liability than were set forth in the Certificate of Incorporation of Food 4 Less (the "Food 4 Less Certificate") and the Food 4 Less Bylaws on the date of the Agreement and Plan of Merger (the "Food 4 Less Merger Agreement") dated November 6, 1997, as amended on January 20, 1998, between the Registrant and Food 4 Less, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Food 4 Less Merger Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Food 4 Less Merger Effective Time were directors, officers, employees or agents of Food 4 Less. Without limiting the generality of the foregoing, in the event any person entitled to indemnification under such provisions becomes involved in any claim, action, proceeding or investigation after the Food 4 Less Merger Effective Time, Food 4 Less shall periodically advance to such person his or her reasonable legal and other reasonably incurred expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such person providing an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled thereto.

     For six years from the Food 4 Less Merger Effective Time, the Registrant shall maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by Food 4 Less' directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring on or prior to the Food 4 Less Merger Effective Time, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of the Food 4 Less Merger Agreement (the "Food 4 Less Current Premium"). If such premiums for such insurance would at any time exceed 150% of the Food 4 Less Current Premium, then the Registrant shall cause to be maintained policies of insurance which in the Registrant's good faith determination, provide the maximum coverage available at any annual premium equal to 150% of the Food 4 Less Current Premium.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

     Not Applicable.

Item 8. Exhibits.
        ---------

     5      Opinion of Stoel Rives LLP.

     23.1   Consent of Deloitte & Touche LLP (Portland, Oregon).

     23.2   Consents of Deloitte & Touche LLP (Seattle, Washington).

     23.3   Consents of Arthur Andersen LLP.

     23.4   Consent of Ernst & Young LLP.

     23.5   Consent of Stoel Rives LLP (included in Exhibit 5).

     24     Powers of Attorney.

     99     Joint Proxy Statement/Prospectus Excerpt.

Item 9. Undertakings.
        -------------

     (a) The Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on March 6, 1998.

                                      FRED MEYER, INC.


                                      By: ROGER A. COOKE
                                          -------------------------------------
                                          Roger A. Cooke
                                          Senior Vice President, General Counsel
                                          and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 1998.

Signature                              Title
---------                              -----

Principal Executive Officer:

* ROBERT G. MILLER                     Chief Executive Officer and
----------------------------------     President, and Director
  Robert G. Miller


Principal Financial and
Accounting Officer:

* DAVID R. JESSICK                     Senior Vice President
----------------------------------     and Chief Financial Officer
  David Jessick


* RONALD W. BURKLE                     Chairman of the Board
----------------------------------
  Ronald W. Burkle


* VIVIAN A. BULL                       Director
----------------------------------
  Vivian A. Bull

* JAMES J. CURRAN                      Director
----------------------------------
  James J. Curran


* A. M. GLEASON                        Director
----------------------------------
  A. M. Gleason


* BRUCE KARATZ                         Director
----------------------------------
  Bruce Karatz


* JOHN G. KING                         Director
----------------------------------
  John G. King


* ROGER S. MEIER                       Director
----------------------------------
  Roger S. Meier


* STEVEN R. ROGEL                      Director
----------------------------------
  Steven R. Rogel


* FRED L. SMITH                        Director
----------------------------------
  Fred L. Smith


* JEFFREY P. SMITH                     Director
----------------------------------
  Jeffrey P. Smith


              *By: ROGER A. COOKE
                   ----------------------------------
                   Roger A. Cooke
                   Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number        Document Description
------        --------------------

  5           Opinion of Stoel Rives LLP.

  23.1        Consent of Deloitte & Touche LLP (Portland, Oregon).

  23.2        Consents of Deloitte & Touche LLP (Seattle, Washington).

  23.3        Consents of Arthur Andersen LLP.

  23.4        Consent of Ernst & Young LLP.

  23.5        Consent of Stoel Rives LLP (included in Exhibit 5).

  24          Powers of Attorney.

  99          Joint Proxy Statement/Prospectus Excerpt.